Exhibit 10.25

TERMINATION OF OPTION AND COMPENSATION AGREEMENT

This TERMINATION OF OPTION AND COMPENSATION AGREEMENT ("Agreement") dated May 1, 2015 is by and between, Innovation Economy Corporation, a Delaware corporation ("IEC"); and Accelera, LLC., a Limited Liability Company ("Accelera"), each referred to as a "Party" and collectively as the "Parties" to the Agreement.

RECITALS

WHEREAS, on December 19th, 2013, Accelera entered into an option agreement with STC.UNM, a New Mexico nonprofit corporation granting Accelera an option to license an IP portfolio from STC.UNM (the "Accelera Option Agreement"); and,

WHEREAS, IEC desires to enter into an Option Agreement (the "IEC Option Agreement") with STC.UNM whereby IEC will granted an option to license the same IP portfolio ("IP Portfolio") that is the subject of the Accelera Option Agreement; and,

WHEREAS, as STC.UNM cannot grant concurrent options relating to the same IP Portfolio, as per the terms and conditions of this Agreement, Accelera has agreed that it shall enter into an agreement with STC.UNM to terminate the Accelera Option Agreement (the "Termination Agreement"), such Termination Agreement shall be entered into concurrently or just prior to the execution of this Agreement and the IEC Option Agreement; and,

WHEREAS, as inducement for Accelera to enter into the Termination Agreement, IEC hereby agrees and Accelera accepts that if IEC exercises its right to license the IP Portfolio or a subset of it under the IEC Option Agreement with STC.UNM within the term thereof, then IEC shall grant to Accelera 125,000 shares of IEC's restricted common stock and a cash payment in the amount of One Hundred Thirty Thousand Three Hundred Sixty Seven Dollars and Seventy Seven Cents ($132,367.77) as reimbursement for Accelera's cash expenses related to the Accelera Option Agreement. Further, should IEC determine, in its sole and absolute discretion, not to exercise its option under the IEC Option Agreement, IEC shall have no obligation to Accelera whatsoever.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Agreement.

2.           Agreement. Accelera and IEC agree that upon the execution of: (i) this Agreement; (ii) the IEC Option Agreement; and, (iii) the Termination Agreement by Accelera, that thereafter should IEC exercises its right to license the IP Portfolio pursuant to the IEC Option Agreement, within the term thereof, then IEC shall grant and issue to Accelera 125,000 shares of IEC's restricted common stock and a cash payment in the amount of One Hundred Thirty Thousand Three Hundred Sixty Seven Dollars and Seventy Seven Cents ($132,367.77) as reimbursement for Accelera's cash expenses related to the Accelera Option Agreement. Additionally, the Parties hereto acknowledge and agree that should IEC determine, in its sole and absolute discretion, not to exercise its option under the IEC Option Agreement, that IEC shall have no obligation whatsoever to Accelera pursuant to this Agreement.

3.           Term.

This Agreement shall remain in effect and shall run concurrently with the term of the IEC Option Agreement and shall expire upon either: (i) the expiration of the IEC Option Agreement pursuant to the terms and conditions thereof; or (ii) the election by IEC to not exercise its option to IP Portfolio pursuant to the IEC Option Agreement (the "Term").

4.           Mutual Representations, Covenants and Warranties.

(a)           The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

(b)           The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either Party is bound or affected.

5.           Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.           Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the Parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the Parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

7.           Jurisdiction. This Agreement shall be governed by, and construed, interpreted and enforced according to, the laws of the State of Delaware, without regard to principles of conflict of laws provisions thereof and shall be binding upon the parties hereto and their respective successors and assigns. Any judicial proceeding brought by or against either Party regarding any dispute arising out of this Agreement or any matter related hereto may be brought in the courts in Riverside County, California and, by execution and delivery of this Agreement, each Party hereby submits to the jurisdiction of such courts.

8.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective as of the date provided above.

INNOVATION ECONOMY CORPORATION

/s/ Amro Albanna

By: Amro Albanna

Its: Chief Executive Officer

ACCELERA, INC.

/s/ Andy Pham

By: Andy Pham

Its: Managing Member